UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2011

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2011, at 11 am PDT, Lexaria Corp. (“Lexaria” or the “Company”) held its Annual and Special Meeting of Shareholders for the following purposes:

1.	To elect Chris Bunka, Bal Bhullar, and David DeMartini as directors of the Company for the ensuing year.

2.	To appoint Chang Lee LLP, Chartered Accountants, as the auditors of the Company for the ensuing year, at a remuneration to be fixed by the directors.

All proposals were approved by the shareholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 13, 2011. The results of each voting proposal were as follows:

(1)	Election of Directors:

Nominee	For	Against	Withheld

Chris Bunka	5,535,524(99.81%)	10,725(0.19%)	Nil
Bal Bhullar	5,535,524(99.81%)	10,725(0.19%)	Nil
David DeMartini	5,535,524(99.81%)	10,725(0.19%)	Nil

(2)	Proposal to ratify Chang Lee LLP as the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstentions
6,314,288(99.2%)	Nil	50,613(0.8%)

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the AGM results is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01 Financial Statments and Exhibits.

Exhibit No.	Description

99.1	News Release dated June 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2011

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO